Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country
Name of Subsidiary	of Incorporation
620 Eighth GP NYT (NY) LLC	Delaware
620 Eighth Lender NYT (NY) Limited Partnership	Delaware
620 Eighth NYT (NY) Limited Partnership	Delaware
Ang (Multi) LLC	Delaware
Basque 17-11 B.V.	Netherlands
Bplast 17 Member (DE) LLC	Delaware
Bplast Landlord (DE) LLC	Delaware
Bplast Two Landlord (IN) LLC	Delaware
Bplast Two Member (IN) 17 LLC	Delaware
Conduit B.V.	Netherlands
CPA 15-17 Laur BV	Netherlands
CPA 17 International Holding and Financing LLC	Delaware
CPA 17 Pan-European Holding Cooperatif UA	Netherlands
CPA:17 Limited Partnership	Delaware
CPA:17 Paying Agent LLC	Delaware
Crate (GER) QRS 16-142, Inc.	Delaware
Eros 17-10 B.V.	Netherlands
Flex (NE) LLC	Delaware
Flex Member (NE) LLC	Delaware
FRO Man Member 17 (NC) LLC	Delaware
FRO Spin (NC) LLC	Delaware
Gorzow Beaver 17-3 BV	Netherlands
Hegyal Logisztikai Szolgaltato KFT	Hungary
HF Landlord (SC) LLC	Delaware
KRO (IL) LLC	Delaware
Laurken (IL) LLC	Delaware
LT Fit (AZ-MD) LLC	Delaware
Madde Investment Sp.z.o.o.	Poland
Morisek Hoffman (IL) LLC	Delaware
Navinc (IL) LLC	Delaware
Nusselt (WI) LLC	Delaware
Pole Landlord (LA-TX) LLC	Delaware
Tech (GER) 17-1 BV	Netherlands
Tech Landlord (GER) LLC	Delaware
TS3 Landlord (TN) LLC	Delaware
TSO-Hungary KFT	Hungary
USO Landlord (TX) LLC	Delaware
WGN (GER) LLC	Delaware
WPC 17-9 BV	Netherlands